Exhibit 10.1

TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (“Agreement”) is made by and between Hubert C. Chen, M.D. (“Executive”) and Pfenex Inc. (the “Company”) (jointly referred to as the “Parties” or individually referred to as a “Party”) entered into on August 16, 2018 (the “Execution Date”) and effective as of the Effective Date (as defined in Section 23 below).

RECITALS

WHEREAS, Executive is currently employed as the Company’s Chief Medical and Scientific Officer;

WHEREAS, Executive signed an Executive Employment Agreement with the Company on November 3, 2014 (the “Employment Agreement”);

WHEREAS, Executive signed the Confidential Information and Invention Assignment Agreement with the Company on November 3, 2014 (the “CIIA”);

WHEREAS, Executive signed an Indemnification Agreement with the Company, dated November 14, 2014 (the “Indemnification Agreement”);

WHEREAS, Executive previously was granted options to purchase shares of the Company’s common stock (each, an “Option”) pursuant to the terms the Company’s 2014 Equity Incentive Plan (the “Plan”) and individual award agreements thereunder (each, a “Stock Option Agreement” and together with the Plan, the “Equity Agreements”);

WHEREAS, Executive is resigning his employment with the Company without “Good Reason” (as defined in the Employment Agreement), which resignation shall be effective September 2, 2018 (the “Separation Date”); and

WHEREAS, Executive’s last day of full-time employment in the office is August 17, 2018;

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1.    Consideration. In exchange for Executive entering into this Agreement and executing the resignation letter appended as Exhibit A prior to or contemporaneously with this Agreement:

a.    Bonus Severance. If Executive remains employed by the Company through the Separation Date and during such time provides competent transition services (as determined by the Company in its sole discretion) as reasonably requested by the Company as a medical and scientific advisor into 2019 through the end of the Transition Period (as defined below), the Company agrees to pay to Executive an award under the Pfenex Inc. Incentive Compensation Plan and the 2018 Participation and Performance Goals under the Incentive Compensation Plan (together, the “Bonus Plan”). Such amount shall a target amount of fifty percent (50%) of the aggregate amount of Executive’s salary payments and transition period payments paid by the Company to Executive during 2018 and further subject to the provisions of this paragraph and adjustment by the Compensation Committee. The Bonus Severance amount will be determined by (i) the actual achievement of the corporate performance goals during the 2018 Performance Period as determined by Compensation Committee of the Board of Directors, (ii) the Executive’s individual performance goals during the 2018 Performance Period, which are hereby determined to have been achieved at one hundred percent (100%), and (iii) the actual achievement of the Special Individual Performance Incentives during the 2018 Performance Period (as defined in the Bonus Plan) (collectively, the “Bonus Severance”). The Bonus Severance will be paid in accordance with the terms and conditions of the Bonus Plan following the 2018 Performance Period and no later than March 15, 2019; provided that Executive continues to provide competent transition services as reasonably requested by the Company as a medical and scientific advisor through such earlier event or date. Executive acknowledges and agrees that unless he signs this Agreement, he would not otherwise be entitled to the cash award described in this paragraph once his employment terminates on the Separation Date.

b.    Transition Services. Commencing on the Separation Date, Executive agrees to provide transition services to the Company through the earlier of (i) the approval of the NDA for PF708 or (ii) September 30, 2019 (the “Transition Period”). During the Transition Period, Executive will be paid Seven Thousand Five Hundred Dollars ($7,500.00) per month, less applicable withholdings for ten (10) hours of work per month then an additional Seven Hundred and Fifty Dollars ($750.00) per hour, less applicable withholdings, for any work beyond 10 hours in a month. Executive understands that Executive’s pay for the transition services will be reported on an IRS Form W-2. During the Transition Period, Executive may not work more than eight hours in a day, 40 hours in a week, or six days in a row without mutual prior express, written agreement. Executive agrees to participate in one weekly meeting with the Company, mutually chosen by the Executive and Company, such meeting to last approximately one hour each week.

c.    Supplemental Release Payment. Subject to Executive executing and not revoking the Supplemental Release attached hereto as Exhibit B (the “Supplemental Release”), within ten (10) days following the Supplemental Release Effective Date (as defined therein), the Company will make a lump sum payment to Executive in the amount of One Thousand Dollars ($1,000), less applicable withholdings. The Supplemental Release Payment will be paid within ten (10) days following the Supplemental Release Effective Date, as defined in the Supplemental Release.

d.    Supplemental Release Agreement. In exchange for the Supplemental Release Payment, Executive agrees to execute, within twenty-one (21) days after the end of the Transition Period, the Supplemental Release Agreement attached hereto as Exhibit B, which agreement will serve to cover the time period from the Effective Date of this Agreement through the Supplemental Release Effective Date; provided, however, the Parties agree to modify the Supplemental Release to comply with any new laws that become applicable prior to the end of the Transition Period. If Executive refuses to sign the Supplemental Release, he shall be deemed to have failed to abide by the material terms of this Agreement. Further, Executive understands and agrees that he will only be entitled to such Supplemental Release Payment in Section 1.c. above if he executes the Supplemental Release Agreement within the time allotted in this Section 1.d. and does not revoke that agreement.

e.    No Further Severance. Except as explicitly set forth in this Agreement, Executive acknowledges and agrees that he is not entitled to receive any severance compensation or post-termination benefits from the Company, including, but not limited to, the payments described in Section 6 of the Employment Agreement. Executive hereby acknowledges that without this Agreement, he is not otherwise entitled to the consideration listed in this section 1 or any other severance or separation benefits from the Company.

2.    Stock. Except as amended by Section 1 of this Agreement, each Option that is outstanding and unexercised as of the Separation Date shall continue to be subject to the terms of the Equity Agreements, including that each Option shall continue to vest and remain exercisable during the Transition Period in accordance with the vesting schedule under the applicable Equity Agreement.

3.    Benefits. Executive’s health insurance benefits shall cease on the last day of the month in which Executive’s full-time employment terminates, subject to Executive’s right to continue Executive’s health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985. Executive’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, cease as of the Separation Date, excepts for benefits which the Company is obligated by law to provide to part-time employees, such as paid sick leave pursuant to California law. In addition, during the Transition Period, Executive will continue to vest in the Option in accordance with the Equity Agreements.

4.    Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive as of the Effective Date. On or before the Separation Date, the Company shall pay or provide Executive all additional salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive as of the Separation Date.

5.    Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations, as of the Effective Date, owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement in connection with Executive’s employment by the Company, including, without limitation:

a.    any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

b.    any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.    any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, and the California Fair Employment and Housing Act;

e.    any and all claims for violation of the federal or any state constitution;

f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

h.    any and all claims for attorneys’ fees and costs .

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release (i) claims that cannot be released as a matter of law, including, but not necessarily limited to, any Protected Activity (as defined below), nor (ii) any defense or indemnification rights available under Executive’s Indemnification Agreement, Company Bylaws, insurance policy, or under applicable law.

6.    California Civil Code Section 1542. Executive acknowledge that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

7.    No Pending or Future Lawsuits. Executive represents that there are no lawsuits, claims, or actions pending in Executive’s name or on behalf of any other person or entity, against the Company or any of the other Releasees, or against the Executive, as applicable. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

8.    Trade Secrets and Confidential Information/Company Property; Insider Trading Policy. Executive reaffirms and agrees to observe and abide by the terms of the restrictions set forth in the CIIA, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information and assignment of inventions to the Company. Notwithstanding anything in the CIIA, Executive and Company acknowledge that “Confidential Information” (as defined in the CIIA) does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act of Executive’s or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof. Executive hereby grants consent to notification by the Company to any new employer about Executive’s obligations under this section. Executive represents that Executive has not to date misused or disclosed Confidential Information to any unauthorized party in breach of the CIIA. Executive acknowledges and agrees to continue to abide by the terms and conditions of the Company’s Insider Trading Policy in accordance with its terms. During the Transition Period, Executive agrees not to do work for the Company using any other employer’s equipment or on any other employer’s property or during a time in which he is supposed to work for a different employer.

9.    No Cooperation. Subject to Section 10 governing Protected Activity, Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in the Supplemental Release. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order, in each case unless prohibited by applicable law. Subject to Section 10 governing Protected Activity, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees,

Executive shall state no more than that Executive cannot provide counsel or assistance unless and solely to the extent compelled to do so by applicable law.

10.    Protected Activity Not Prohibited. Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity as defined in this paragraph. “Protected Activity” includes filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating, voluntarily or as compelled, in any inquiry, examination, investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Department of Justice, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Entitites”). Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the Government Entitites. Executive further understands that “Protected Activity” does not include the intentional and knowing disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Employment Agreement regarding Executive’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

11.    Mutual Nondisparagement. Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Company (including the executive management team and the members of the Board of Directors) and agrees to refrain from any tortious interference with the contracts and relationships of the Company or any of the Releasees. Executive shall direct any inquiries by potential future employers to the Company’s human resources department, which shall provide only the Executive’s last position and dates of employment. The Company agrees to refrain from any disparagement, defamation, libel or slander of Executive. Executive understands that the Company’s obligations under this paragraph extend only to the Company’s current executive officers and members of its Board of Directors and only for so long as each officer or member is an employee or Director of the Company. Protected Activity is expressly excluded from this paragraph.

12.    Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Executive acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver in the Supplemental Release under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Agreement and to obtain damages, except as provided by law.

13.    No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims. No action taken by the Company, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

14.    Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

15.    Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to section 1 of this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).

16.    Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company and Executive will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Executive under Section 409A. In no event will the Releasees reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A.

17.    Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

18.    Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

19.    Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the ADEA waiver in the Supplemental Release, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

20.    Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, with the exception of the confidentiality and inventions assignment provisions incorporated by reference in the CIIA, the Indemnification Agreement, the Company’s Insider Trading Policy, and the Equity Agreements. Nothing in this Agreement shall alter Executive’s indemnification and advancement rights granted by the Indemnification Agreement, Company Bylaws, or by applicable law.

21.    No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Chief Executive Officer of the Company.

22.    Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of California.

23.    Effective Date. Executive understands that this Agreement shall be null and void if not executed by Executive within five (5) days. This Agreement will become effective on the date it has been signed by both Parties (the “Effective Date”).

24.    Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

25.    Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that:

(a)	Executive has read this Agreement;

(b)	Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel;

(c)	Executive understands the terms and consequences of this Agreement and of the releases it contains;

(d)	Executive is fully aware of the legal and binding effect of this Agreement; and

(e)	Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Hubert C. Chen, M.D., an individual

Dated: August 16, 2018	/s/ Hubert C. Chen
Hubert C. Chen, M.D.

PFENEX INC.

Dated: August 16, 2018	By	/s/ Evert B. Schimmelpennink
Evert B. Schimmelpennink
Chief Executive Officer

EXHIBIT A

LETTER OF RESIGNATION

August 16, 2018

To the Board of Directors of Pfenex:

I hereby resign as the Chief Medical and Scientific Officer of Pfenex Inc. (the “Company”) and as an officer of any subsidiaries of the Company effective as of September 2, 2018 (the “Effective Date”). Following the Effective Date, I will cease to represent myself as an officer or executive of the Company, will not perform any managerial duties on behalf of the Company, and will cease to be a signatory for, and to otherwise obligate, the Company.

I also agree to execute any necessary documents or other forms necessary to effectuate or document my resignation as a matter of local, state, federal or international law.

Yours Truly,

Hubert C. Chen, M.D.

EXHIBIT B

SUPPLEMENT TO AGREEMENT

This Supplement to the Transition Agreement and Release is made by and between Executive and Company and is effective as of the Supplemental Release Effective Date.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

1.

Consideration. In consideration for the Supplemental Release Payment in Section 1 of the Separation Agreement and Release signed between Executive and the Company on August 16, 2018 (the “Separation Agreement”), Executive hereby extends his release and waiver of claims to any claims that may have arisen between the Effective Date (as such term is defined in the Transition Agreement) and the Supplemental Release Effective Date, as defined below.

2.

Incorporation of Terms of Release Agreement. The undersigned Parties further acknowledge that the terms of the Transition Agreement, including, but not limited to, No Further Severance, Payment of Salary and Receipt of All Benefits, General Release of Claims, California Civil Code Section 1542, Trade Secrets and Confidential Information/Company Property; Insider Trading Policy, Protected Activity Not Prohibited, and Mutual Nondisparagement shall apply to this Supplemental Release and are incorporated herein to the extent that they are not inconsistent with the express terms of this Supplemental Release.

3.

Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Supplemental Release, (b) he has 21 days within which to consider this Supplemental Release, (c) he has 7 days following his execution of this Supplemental Release to revoke this Supplemental Release, (d) this Supplemental Release shall not be effective until after the revocation period has expired, and (e) nothing in this Supplemental Release prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Supplemental Release and returns it to the Company in less than the 21 day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Supplemental Release. Executive acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Supplemental Release on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

4.

Supplemental Release Effective Date. Executive understands that this Supplemental Release shall be null and void if not executed by him within twenty-one (21) days after the end of the Transition Period (as defined in the Transition Agreement). Executive may not sign this Supplemental Release until after the end of the Transition Period. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Supplemental Release will become effective on the eighth (8th) day after Executive signs this Supplemental Release (the “Supplemental Release Effective Date”), so long as the Transition Agreement and this supplemental release have both been signed by the Parties and neither has been revoked by either Party before that date.

5.

ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS SUPPLEMENTAL RELEASE, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN SAN DIEGO COUNTY, CALIFORNIA BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT WHERE PROHIBITED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD

ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY SUCH DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS SUPPLEMENTAL RELEASE AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

6.

Governing Law. This Supplemental Release shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the arbitration section of this Supplemental Release shall be governed by the FAA.

7.

Voluntary Execution of Supplemental Release. Executive understands and agrees that he executed this Supplemental Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Executive acknowledges that:

(a)	he has read this Supplemental Release;

(b)	he cannot sign the Supplemental Release before the end of the Transition Period, but that he must sign the Supplemental Release no later than 21 days following the end of the Transition Period;

(c)	he has been represented in the preparation, negotiation, and execution of this Supplemental Release by legal counsel of his own choice or has elected not to retain legal counsel;

(d)	he understands the terms and consequences of this Supplemental Release and of the releases it contains; and

(e)	he is fully aware of the legal and binding effect of this Supplemental Release.

IN WITNESS WHEREOF, the Parties have executed this Supplement to the Agreement (or “Supplemental Release”) on the respective dates set forth below.

Hubert C. Chen, M.D., an individual

Dated:
Hubert C. Chen, M.D.

PFENEX INC.

Dated:	By
Evert B. Schimmelpennink
Chief Executive Officer